EXHIBIT 10.1
                                  ------------

                            SECOND AGREEMENT AMENDING

                        FARMIN & PARTICIPATION AGREEMENT

                                IN RELATION TO: -

                 31 EXPLORATION LICENSES AND 2 PRODUCTION LEASES

                            COVERING 3,042,624 ACRES

                  HELD BY MEMBERS OF THE SAYER GROUP CONSORTIUM

                            IN THE REPUBLIC OF TURKEY

                             DATED 14 NOVEMBER 2002


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THIS AGREEMENT is made as of 31 July 2003

BETWEEN:

(1) ALADDIN MIDDLE EAST LTD ('AME'), a corporation organised and existing under the laws of the State of Delaware in the U.S.A., having offices in the city of Ankara and in the city of Wichita, Kansas, which is the designated Operator of all Sayer Group Consortium Exploration Licenses and Production Leases in Turkey, ERSAN PETROL SANAYII A.S. ('ERSAN'), a corporation existing under the laws of the Republic of Turkey, having its head office in the city of Ankara, TRANSMEDITERRANEAN OIL COMPANY LTD. ('TMO'), a corporation existing under the laws of the British Columbia, Canada, having head office in the city of Vancouver, Canada, GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK VE TICARET A.S. ('GYP'), a corporation existing under the laws of the Republic of Turkey, having head office in the city of Adiyaman (hereinafter collectively referred to as the SAYER GROUP CONSORTIUM ('SGC')); and

(2) AVENUE ENERGY INC., a corporation organised and existing under the laws of the State of Delaware in the U.S.A., having offices at Sherman Oaks, CA, USA at 15303 Ventura Blvd., 9th Fl. Sherman Oaks, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia, (hereinafter referred to as 'AVENUE'); and

(3) AVENUE GROUP INC., a corporation organised and existing under the laws of the State of Delaware in the U.S.A., having offices at Sherman Oaks, CA, USA at 15303 Ventura Blvd., 9th Fl. Sherman Oaks, CA, USA and in Australia at 34-36 Punt Road, Windsor, Melbourne, Australia, (formerly called IT Technology Inc., and hereinafter referred to as 'AVENUE GROUP'); and

(4) MIDDLE EAST PETROLEUM SERVICES LIMITED a corporation organised and existing under the laws of the Isle of Man, United Kingdom, having its registered office at Norton House, Farrants Way, Castletown, Isle of Man, 1M9 1NR, British Isles and its representative office at Hobart 7000, Tasmania, Australia (hereinafter referred to as 'MEPS').

(AME, ERSAN, TMO, GYP, Avenue, Avenue Group and MEPS are referred to herein collectively as the 'PARTIES' and individually as a 'Party').

RECITALS:

(A) The Parties are parties to a Farmin and Participation Agreement dated 14 November 2002 (as amended by an Agreement Amending Farmin & Participation Agreement dated 14 November 2002, and as supplemented by Memorandum of Understanding between the parties dated 22 May 2003, the 'FARMIN AND PARTICIPATION AGREEMENT').

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(B)      Avenue has validly exercised the Tosun Option and the Karakilise Option and is now registered as a Petroleum Right Holder and as the holder of a 45% Participating Interest in the Tosun Licence and the Karakilise Licence.

(C) Pursuant to clause 4.4 of the Farmin and Participation Agreement, Avenue has paid to AME the sum of US$500,000 and is due to pay to AME a further US$1,500,000 on the dates and in the instalments set out in Part B of Schedule G to the Farmin and Participation Agreement.

(D) Avenue is in a position, upon execution of this Agreement by all of the Parties, to pay the second instalment of US$500,000 payable under clause 4.4 of the Farmin and Participation Agreement, but the Parties wish to modify the arrangements regarding payment of the additional US$1,000,000 and to provide for a corresponding adjustment to the level of Participating Interest held by Avenue in the Karakilise Licence in the event it contributes less than the full US$1,000,000.

(E) SGC and MEPS wish to enter into negotiations with Tethys Oil AB, a corporation organised and existing under the laws of Sweden having its principal office in the city of Stockholm ('TETHYS'), with a view to agreeing the terms of a farmout to Tethys of an interest in certain of the Exploration Licenses the subject of the Option in clause 6.1 of the Farmin and Participation Agreement, and has requested the approval of Avenue to such an arrangement.

(F) The Parties wish to amend the Farmin and Participation Agreement in order to accommodate the requests referred to in recitals (D) and (E) above and to make certain other modifications thereto, as more particularly set out in this Agreement.

NOW, THEREFORE, for and in consideration of the terms, conditions and covenants herein set forth, the Parties agree as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 Unless otherwise defined in this Agreement, terms defined in clause 1.1 of the Farmin and Participation Agreement have the same meanings where used in this Agreement.

1.2 Clause 1.2 of the Farmin and Participation Agreement shall apply as if set out in full herein.

2.       CONDITION PRECEDENT

         a.1.     CONDITION

                  Clause 3 of this Agreement is conditional upon and shall not take effect unless and until Avenue has paid to AME the second instalment of US$500,000 payable under clause 4.4 of the Farmin and Participation Agreement in respect of the dry-hole drilling costs of the Karakilise-1 Well.

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2.2      EFFECT OF PAYMENT

         If the condition in clause 2.1 is satisfied, neither AME nor any other Party shall have, and each of them irrevocably waives, any rights or remedies under or arising out of the Farmin and Participation Agreement in respect of the failure of Avenue to make the payment referred to in clause 2.1 within 5 Business Days after spudding of the Karakilise-1 Well.

3.       AMENDMENTS TO FARMIN AND PARTICIPATION AGREEMENT

3.1      GENERAL

         The Parties hereby agree to amend the Farmin and Participation Agreement as set out in this clause 3. Each Party acknowledges and agrees that the Farmin and Participation Agreement, as amended by this clause 3, is in full force and effect.

3.2      AMENDMENTS TO CLAUSE 4

         Clauses 4.4 to 4.6 of the Farmin and Participation Agreement are deleted and the text of Schedule A to this Agreement is inserted in their place as new clauses 4.4 to 4.7.

3.3      AMENDMENTS TO CLAUSE 6

         (a) Clauses 6.1 and 6.2 of the Farmin and Participation Agreement are deleted and replaced with the following:

                  '6.1 GRANT OF OPTION

                           (a) In consideration of US$1 (the receipt and sufficiency of which SGC hereby acknowledge) and subject to the terms and conditions of this Agreement, the SGC Participants in relation to the relevant SGC Interests hereby grant to Avenue the option to acquire, free from Encumbrances, a Participating Interest, in a percentage to be determined in accordance with clause 6.1(b), in all (but not some only) of the Exploration Licenses and Production Leases identified in Schedule 'A' other than:

                                    (i)      the Tosun Licence, the Karakilise
                                             Licence and the Kahta Lease; and

                                    (ii)     Exploration Licenses
                                             AR/TMO-EPS/GYP/3794 and 3795 in
                                             Petroleum District X1-Siirt,
                                             Exploration Licence AR/EPS-GYP/3748
                                             in Petroleum District
                                             XI-Diyarbakir, and Exploration
                                             Licenses AR/AME-EPS/3700, 3701,
                                             3702, 3703, 3704 and 3705 in
                                             Petroleum District XVII-Izmir (each
                                             a 'TETHYS LICENCE' and collectively
                                             the 'TETHYS LICENSES').

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                           (b)      The Option in clause 6.1(a) relates to a 45%
                                    Participating Interest in the relevant SGC
                                    Interests, provided that if:

                                    (i)      Avenue has transferred or is
                                             required to transfer to AME
                                             pursuant to clause 4.7 a Percentage
                                             Interest in the Karakilise Licence;
                                             and

                                    (ii)     Avenue has not waived the Option
                                             granted to it under clause 6.6(c)
                                             at or prior to the time when the
                                             Option in clause 6.1(a) is
                                             exercised,

                                    then the percentage value of the
                                    Participating Interest to which the option in clause 6.1(a) applies shall equal 45% less the percentage value of the Participating Interest in the Karakilise Licence transferred or to be transferred to AME pursuant to clause 4.7.

                  6.2 EXERCISE OF OPTION

                           (a) Avenue shall not be entitled to exercise the Option granted under clause 6.1:

                                    (i)      before the earlier of (A) the Final
                                             Exercise Date (as defined in clause
                                             4.4(c)(ii)) and (B) the date upon
                                             which the Cumulative Farmin Payment
                                             equals US$2,000,000; or

                                    (ii)     after the date which is 60 days
                                             after the completion or permanent
                                             or indefinite abandonment of the
                                             Karakilise-1 Well.

                           (b)      Exercise of the Option granted under clause
                                    6.1 shall be effected by the giving to AME of a written notice signed by or on behalf of Avenue stating that Avenue is exercising that Option.'

         (b) Clause 6.4 of the Farmin and Participation Agreement is deleted and replaced with the following:

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                  '6.4 PAYMENT AT CLOSING

                           At closing of the Option granted under clause 6.1, Avenue shall be required to pay to AME on behalf of SGC, in full and final satisfaction of Avenue's obligations to contribute to the application fees and holding costs associated with the SGC Interests the subject of clause 6.1, an amount equal to US$315,000 multiplied by a fraction the numerator of which is the percentage figure of the Participating Interests in relevant SGC Interests transferred to Avenue pursuant to clause 6.1 (expressed as an absolute number rather than a percentage), and the denominator of which is 45.'

         (c) Clause 6.5 of the Farmin and Participation Agreement is amended by adding the following as a new clause 6.5(c):

                  '(c) Notwithstanding anything in clause 6.5(a) or 6.5(b) to the contrary:

                           (i) for the purposes of clause 6.5(b), the removal of the Tethys Licenses from the Option granted under clause 6.1, as given effect by the Second Amendment to the Farmin and Participation Agreement made between the parties hereto dated as of 31 July 2003, shall be treated as a reduction of 'the acreage under SCG Interests in which Avenue or its Nominated Affiliate have a Participating Interest' in an amount equal to the acreage of the Tethys Licenses, and the Tethys Licenses shall be disregarded for the purpose of any future determination of the monthly administration fee payable under clause 6.5(a); and

                           (ii) if the Participating Interests in relevant SGC Interests transferred to Avenue pursuant to clause 6.1 is less than 45%, the amount of the monthly administration fee otherwise payable under clause 6.5(a) (after any adjustment to be made pursuant to clause 6.5(b) or 6.5(c)(i)) shall be reduced in the proportion that percentage value of the Participating Interests so transferred to Avenue bears to 45%.'

         (d) There shall be added to the Farmin and Participation Agreement a new clause 6.6, the text of which is set out in Schedule B to this Agreement.

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3.4      AMENDMENTS TO CLAUSE 9

         (a) Clause 9.1(c) of the Farmin and Participation Agreement is deleted and replaced with the following:

                  '(c) The terms of any Joint Operating Agreement to be entered into at closing of an Acquisition pursuant to clause 6.1 shall be the same, mutatis mutandis, as the terms of the Tosun JOA (incorporating the amendments thereto made pursuant to the Agreement Amending Farmin and Participation Agreement dated 20 December 2002), provided that if Avenue acquires less than a 45% Participating Interest in the relevant SGC Interests adjustments equivalent to those set out in paragraphs (a) to (e) of clause 4.6 shall be made. Unless the Participants in a relevant SGC Interest agree otherwise, a separate Joint Operating Agreement shall be entered into in relation to each of the prospects or fields referenced in Schedule 'A' relating to the SGC Interests comprised in that prospect or field.'

         (b) Clauses 9.3(b) and (c) of the Farmin and Participation Agreement are deleted and replaced with the following:

                  '(b) Subject to clauses 7.6, 8.2 and 8.3, the Participating Interests in the relevant SGC Interests shall be held and, subject to clause 9.3(d), the Net Pre-tax Revenue derived by the Operator or the Participants from the Joint Operations associated with any SGC Interest (including the sale of crude oil by AME on behalf of the relevant Participants) shall accrue to the Participants in that SGC Interest in proportion to their respective Participating Interests in the relevant SGC Interest. For the purposes of this clause 9.3(b) and of clause 9.4(c) below, a Participating Interest held in trust for, or otherwise on behalf of, one Party by another shall be treated as being held by the first-mentioned Party (i.e., the beneficiary) only.

                  (c) Except as otherwise provided in this Agreement, Avenue shall bear a portion of the Joint Operating Expenses properly incurred after the date of this Agreement in relation to a relevant SGC Interest equal to the sum of:

                           (i) the Participating Interest held by it the relevant SG Interest; and

                           (ii)     five per cent (5%),

                           and the balance of such Joint Operating Expenses shall be borne by the SGC Participants in the relevant SGC Interest. For the avoidance of doubt, MEPS shall not be required to fund the Joint Operating Expenses in relation to any SGC Interest.'

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3.5      AMENDMENTS TO SCHEDULE G

         Part A of Schedule G to the Farmin and Participation Agreement is deleted and replaced with Attachment 'A' to this Agreement. Part B of Schedule G to the Farmin and Participation Agreement, and the definition of the term 'Karakilise Payment Schedule' in clause 1.1 of that agreement, are deleted.

3.6      MISCELLANEOUS

         The following additional amendments are made to the Farmin and Participation Agreement (clause numbers below refer to clauses in the Farmin and Participation Agreement):

         (a) the following new definition is inserted into clause 1.1 (in appropriate alphabetical order):

                           KARAKILISE MULTIPLIER means the absolute value of the Participating Interest that is or will be held by Avenue in the Karakilise Licence immediately after completion of any transfer made or to be made by Avenue to AME pursuant to clause 4.7; by way of example, if the relevant Participating Interest has a value of 45%, the Karakilise Multiplier equals 45).

         (b) if Avenue is required, pursuant to clause 4.7 of the Farmin and Participation Agreement to transfer to AME a Participating Interest in the Karakilise Licence, then in paragraph (b) of the definition of 'Sunk Costs' there shall be deemed to be inserted after the words 'deemed in the aggregate to equal' the words:

                           'a percentage equal to 100 multiplied by a fraction the numerator of which is 100 minus the sum of 5% plus the Percentage Interest held by AVENUE immediately after giving effect to the transfer required under clause 4.7 of the Farmin and Participation Agreement, and the denominator of which is the sum of 5% plus the Percentage Interest held by AVENUE immediately after giving effect to the said transfer, of';

         (c) for the purposes of the closing of any Acquisition made pursuant to clause 6.1 of the Farmin and Participation Agreement, the references to '45%' in clauses 7.2(b)(i), 8.2(a)(i) and 8.3 of the Farmin and Participation Agreement shall be deemed to refer to the actual Participating Interest the subject of the relevant Acquisition; and

         (d) Clause 15.4 (Withholding Tax) of the Farmin and Participation Agreement is deleted and replaced with the following:

                  15.4 WITHHOLDING TAX

                           Notwithstanding any other provision of this Agreement to the contrary, in relation to any SGC Interest in


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                           which Avenue or its Nominated Affiliate holds a
                           Participating Interest, as between the SGC
                           Participants in that SGC Interest and Avenue or its Affiliates, any Withholding Tax incurred in relation to the Joint Operating Expenses or other costs charged to the joint account of the Participants in that SGC Interest, or the payments by such Participants in relation thereto (including payments by Avenue or its Nominated Affiliate under any of clauses 2 to 7 (both inclusive) of this Agreement) shall ultimately be borne by the SGC Participants having an interest in the relevant SGC Interest, and by Avenue or (if applicable) its Nominated Affiliate, as between them in proportion to their relative Participating Interests; if necessary, appropriate adjusting payments shall be made from time to time to give effect to the foregoing. For the purposes of the foregoing, a Participating Interest held in trust for, or otherwise on behalf of, a Party by another Party pursuant to clause 4.7, 7.6 or 8.3 shall be treated as held by the first-mentioned Party only.

4.       GENERAL

         Clauses 13 (Assignment and encumbrances), 14 (Confidentiality), 17 (Notices) and 18 (General) of the Farmin and Participation Agreement shall apply to this Agreement as if set out in full herein.


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                                   SCHEDULE A



Pursuant to clause 3.2 of this Agreement, the following are inserted into the Farmin and Participation Agreement as new clauses 4.4 to 4.7:

4.4      PAYMENTS IN RESPECT OF KARAKILISE FARMIN

         (a)      No amount shall be payable at closing of the Karakilise
                  Option.

         (b) Avenue has paid or must pay to AME, as an initial contribution to the dry-hole costs associated with the drilling of the Karakilise-1 Well:

                  (i) US$500,000, payable on or before the 30th day prior to spudding of the Karakilise-1 Well (receipt of which sum is hereby acknowledged by AME); and

                  (ii) a further US$500,000, payable forthwith upon the execution and delivery by all of the Parties of the Second Amendment to the Farmin and Participation Agreement made between the parties hereto dated as of 31 July 2003, being the sum referred to in clause 2.1 of that agreement.

         (c) Avenue shall have the right, but not the obligation, to pay to AME, as a further contribution to the dry-hole costs associated with the drilling of the Karakilise-1 Well, up to an additional US$1,000,000. Such additional contribution may be made in one or more instalments, each of which must:

                  (i) be in the amount of US$250,000 or an integral multiple thereof; and

                  (ii) be made by not later than 5 Business Days after the giving of a notice from Avenue to AME of its intention to make such payment, such notice to be given by not later than 4 Business Days after the date (the 'FINAL EXERCISE DATE') upon which AME notifies Avenue that the Karakilise-1 Well has reached the 9 5/8th inch casing point, prognosed at a depth of approximately 8,700 feet (depending on the depth at which the Sayindere Formation is intersected) and that AME is preparing to run such casing.

         (d) Notwithstanding any provision of this Agreement to the contrary, in no event shall Avenue be under an obligation to contribute in excess of the sums referred to in clause 4.4(b) and (if applicable) clause 4.5 in respect of the costs associated with the drilling of the Karakilise-1 Well. AME represents, warrants and undertakes to Avenue that the performance by AME of its obligation under clause 9.4(a)(ii) to undertake and complete the Karakilise Drilling Program in accordance with Schedule G will satisfy in full the


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                  obligations of the licensees under the Karakilise Licence
                  (whether arising under the terms of that licence, under the Petroleum Law, or otherwise) in relation to the drilling of an initial exploration well on the Karakilise Licence area, and that no other drilling or other exploratory activities are or will be required on the part of such licensees in respect of the drilling of an initial exploration well on the Karakilise Licence area in order to prevent the revocation of the Karakilise Licence.

4.5      OBLIGATIONS AT DISCOVERY

         In the event that a discovery of hydrocarbons is made in relation to the Karakilise-1 Well which AME and Avenue, acting reasonably, agree merits further appraisal, AME shall, as contractor for the Participants in the Karakilise Licence and in accordance with the Karakilise Drilling Program, undertake all requisite logging, running of a completion string, cementing and perforating at the Karakilise-1 Well. The aggregate amount which AME may invoice or otherwise charge to the Participants in the Karakilise Licence in respect of such works shall not exceed US$500,000, of which Avenue's share shall be a percentage determined in accordance with clause 9.3(c). For the avoidance of doubt, in no event shall Avenue's contribution to the aforesaid charges exceed US$250,000.

4.6      JOINT OPERATING AGREEMENT

         AME, Ersan and Avenue shall promptly agree the terms of and enter into a separate Joint Operating Agreement relating exclusively to the Karakilise Licence. The terms of such Joint Operating Agreement shall be the same, mutatis mutandis, as the terms of the Tosun JOA (incorporating the amendments thereto made pursuant to the Agreement Amending Farmin & Participation Agreement dated 20 December 2002), provided that if Avenue is required pursuant to clause 4.7 to transfer to AME any of its Participating Interest in the Karakilise Licence:

         (a) the percentage figure in Articles 5.10.1 and 8.4.5 shall be seventy percent (70%) rather than fifty five percent (55%);

         (b) the reference in Article 9.2.1(iv) to '45%' shall be substituted with a reference to '35%';

         (c) in paragraph (c) of the definition of 'Sunk Costs', there shall be inserted after the words 'deemed in the aggregate to equal' the words 'a percentage equal to 100 multiplied by a fraction the numerator of which is 100 minus the sum of 5% plus the Percentage Interest held by AVENUE immediately after


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                  giving effect to the transfer required under clause 4.7 of the
                  Farmin and Participation Agreement, and the denominator of which is the sum of 5% plus the Percentage Interest held by AVENUE immediately after giving effect to the said transfer, of';

         (d) Article 3.2.4 shall be revised to reflect that Avenue shall remain obliged to carry 50% of MEPS's 10% carried interest in the Karakilise Licence notwithstanding that it holds a Participating Interest of less than 45%, and that the other Parties (excluding MEPS) shall carry the remaining 50% of MEPS's carried interest as between them in proportion to their relative Participating Interests;

         (e) a provision shall be included to the effect that, notwithstanding any other provision of the Joint Operating Agreement to the contrary, all decisions of the Parties to the Joint Operating Agreement, or of the Operating Committee, in relation to the following matters shall have no effect and not be implemented unless and until Avenue has given its prior consent in writing thereto:

                  (i) the relinquishment of all or any part of the acreage under the Karakilise Licence, except as may be required in accordance with the Petroleum Law in connection with the creation of a Production Lease;

                  (ii)     the renewal of the Karakilise Licence; and

                  (iii) approving or authorising any Joint Operations that go beyond or are not a necessary incident to the minimum work obligations for the time being under the Karakilise Licence.

4.7      RE-TRANSFER TO SGC

         If, at the end of the fifth Business Day after the Final Exercise Date, the cumulative amount paid by Avenue under clause 4.4 (the cumulative amount so paid being herein referred to as the 'CUMULATIVE FARMIN PAYMENT') is less than US$2,000,000:

         (a) Avenue shall promptly execute in favour of and deliver to AME an instrument transferring to AME, subject to registration with the GDPA, a Participating Interest in the Karakilise Licence equal to 45% multiplied by a fraction the numerator of which is US$2,000,000 minus the Cumulative Farmin Payment and the denominator of which is US$2,000,000;

         (b) pending approval of any such assignment by the GDPA, Avenue shall hold the Participating Interest to be transferred in trust for AME and privately recognise the right, title and


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                  interest of AME in and to the Participating Interest so held in trust and deal with AME as the owner and holder thereof;
                  and

         (c) an appropriate adjusting payment shall be made to Avenue pursuant to clause 15.4, such that the proportion of any Withholding Tax borne by Avenue in relation to the Karakilise Licence (including in relation to the period prior to the end of the fifth Business Day after the Final Exercise Date) shall be calculated based on the reduced Participating Interest to be held by Avenue in the Karakilise Licence following completion of the transfer referred to in clause 4.7(a).


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                                   SCHEDULE B

Pursuant to clause 3.3(d) of this Agreement, the following is inserted into the Farmin and Participation Agreement as new clauses 6.6:


6.6      TETHYS FARMIN AND LICENSES

         (a) Subject to clause 6.6(f), AME (on behalf of itself and the SGC Participants having an interest in the Tethys Licence) is hereby authorised to negotiate the terms of and, subject to clause 6.6(b), enter with either Tethys Oil AB, a corporation organised and existing under the laws of Sweden having its principal office in the city of Stockholm ('TETHYS'), or a wholly owned subsidiary of Tethys having adequate technical and financial capability, (the relevant party to the agreement being referred to as the 'FARMINEE') into:

                  (i) a farmin agreement (the 'TETHYS FARMIN AGREEMENT') under which the relevant Parties holding Participating Interests in the Tethys Licenses agree to transfer to the Farminee an equal Participating Interest in all or any of the Tethys Licenses in which the Farminee agrees to participate, in exchange for which the Farminee agrees at its cost and expense to perform specified exploratory work on the Tethys Licence areas; and

                  (ii) a Joint Operating Agreement relating to the Tethys Licenses (the 'TETHYS JOA'),

                  provided that no more than one Tethys Farmin Agreement may be entered into pursuant to this clause 6.6(a) unless both or (as the case may be) all such Tethys Farmin Agreements are entered into on the same date, and no Tethys JOA may be entered into pursuant to this clause 6.6(a) other than contemporaneously with the Tethys Farmin Agreement to which it relates.

         (b) The Tethys Farmin Agreement and the Tethys JOA shall be on such terms as SGC, in its discretion, considers fit, provided that, unless Avenue waives the Option referred to in clause 6.6(c) or fails to exercise that Option by the final date permitted under clause 6.6(c) (the 'FINAL EXERCISE DATE'), such agreements must:

                  (i) be in writing, in the English language and on arm's length commercial terms;

                  (ii) comprise the entire agreement between the Tethys and its Affiliates, of the one part, and all or any of the SGC (of the other part), in relation to the Tethys Licenses;

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

                  (iii)    be on terms:

                           (A) such that the benefit (subject to the burden) of the arrangement (including any carry granted by the Farminee in favour of all or any of the relevant SGC Participants) is made available to Avenue in the event of its exercise of the option conferred under clause 6.6(c) and in its capacity as the holder of a Participating Interest in the Tethys Licenses;

                           (B) that are consistent with and facilitate the requirements of clauses 6.6(c) and (d);

                           (C) that will not discriminate between Avenue, of the one part, and all or any of the SGC Participants, of the other part (provided that the appointment of AME as operator on reasonable and customary arm's length terms shall not of itself be treated as discriminatory);

                  (iv) not be entered into prior to Avenue having been provided with a copy of the proposed form of the agreement and afforded a reasonable opportunity (and in any case not less than 3 Business Days) to comment on the same (it being recognised, however, that AME is under no obligation to accommodate Avenue's requirements in relation to the terms of the agreement, provided that the requirements of sub-paragraphs (i) to (iii) above are satisfied); and

                  (v) not be amended, supplemented or otherwise modified in any way that might adversely affect the rights and interests of Avenue (whether actual, contingent or prospective) in relation to the Tethys Licenses.

         (c) Subject to the terms and conditions of this Agreement, the SGC Participants in relation to the relevant Tethys Licenses hereby grant to Avenue the option to acquire, free from Encumbrances, a Participating Interest in the Tethys Licenses. Exercise of this option shall be effected by the giving to AME of a written notice signed by or on behalf of Avenue stating that Avenue is exercising that Option, which notice may given no later than the date which is 60 days after the completion or permanent or indefinite abandonment of the Karakilise-1 Well.

         (d)      At closing of the option referred to in clause 6.6(c):

                  (i) the percentage of the Participating Interest in a Tethys Licence to be transferred to Avenue shall be:

                           (A) if the Farminee has not, at such time, acquired a Participating Interest in the relevant Tethys Licence, the Percentage Interest that is or will be held by Avenue in the Karakilise Licence immediately after completion of any transfer made or to be made by Avenue to AME pursuant to clause 4.7; or

                           (B) if by that time the Farminee has acquired a Participating Interest in the relevant Tethys Licence, a proportion (expressed as a percentage) of the total Participating Interests held by the SGC Participants in the relevant Tethys Licence immediately after completion of the transfer of such Participating Interest to the Farminee (and excluding any part thereof held in trust for
                                    MEPS) equal to the product of (1) 50% and
                                    (2) a fraction the numerator of which is the Karakilise Multiplier and the denominator of which is 45;

                  (ii) the consideration payable by Avenue to AME (on behalf of the relevant SGC Participants) shall be the product of US$135,000 and a fraction, the numerator of which is the Karakilise Multiplier and the denominator of which is 45;

                  (iii) Avenue, in its capacity as the holder of a Participating Interest the relevant Tethys Licenses, must execute an agreement or agreements by which it agrees to be bound by and to become a party to any Tethys Farmin Agreement or the Tethys JOA which has then been entered into in accordance with clause 6.6(a);

                  (iv) AME shall procure that the other parties to such agreements execute an agreement or agreements under which, subject to execution by Avenue of the agreement of agreements referred to in paragraph
                           (iii) above, Avenue becomes a party to and entitled to the benefit of such agreements; and

                  (v) if any consideration has passed from the Farminee or Tethys to any member of SGC in relation to its acquisition or prospective acquisition of an interest in a Tethys Licence, AME (on behalf of SGC) shall pay to Avenue an amount equal to the product of:

                           (A) the aggregate of (1) the total amount of the cash consideration so paid and (2) the aggregate value to the relevant member of SGC of any consideration so passed other than in cash; and

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

                           (B)      50%; and

                           (C) a fraction, the numerator of which is the Karakilise Multiplier and the denominator of which is 45.

         (e) For the avoidance of doubt (and without limitation to the operation in accordance with its terms of any provision of this Agreement not referred to below):

                  (i)      clauses 7.1 to 7.6, 8.1, 8.3, 8.4, 8.6, 9.1(d), 9.2,
                           10, 13 and 14 apply; and

                  (ii) subject to clause 6.6(g), clauses 7.6, 9.1(c), 9.1(e), 9.1(f), 9.1(g), 9.3, 9.5, 15.1, 15.3 and 15.4
                           do not apply,

                  to the Tethys Licenses (including any activities conducted thereon or in relation thereto) and the option conferred under clause 6.6(c).

         (f) The authorisation conferred by clause 6.6(a) shall immediately cease (but without prejudice the validity of any Tethys Farmin Agreement or Tethys JOA that has been entered into before that date in accordance with clause 6.6(a)) on the date that is three Business Days prior to the Final Exercise Date. Thereafter, no arrangement of the kind described in clause 6.6(a) shall be entered into with Tethys or any other person in relation to a Tethys Licence without obtaining the prior consent of Avenue, unless:

                  (i)      the Option in clause 6.6(c) has lapsed; or

                  (ii) the Option in clause 6.6(c) has been exercised and closed, and neither Avenue nor an Affiliate of Avenue continues to hold or be entitled to a Participating Interest in the relevant Tethys Licence.

         (g) Notwithstanding clause 6.6(e)(ii), each of the clauses of this Agreement referred to in clause 6.6(e)(ii) shall apply to any Tethys Licence (including any activities conducted thereon or in relation thereto), and the related option over that Tethys Licence conferred under clause 6.6(c), if:

                  (i) SGC does not enter into a Tethys Farmin Agreement in relation to that Tethys License by the date that is three Business Days prior to the Final Exercise Date; and

                  (ii)     Avenue exercises the option conferred under clause
                           6.6(c).

IN WITNESS WHEREOF the parties have executed this Agreement as of the date above written



ALADDIN MIDDLE EAST LTD.

By:  /s/ OYMAN SAYER

Mr Oyman Sayer

Executive Vice-President and

General Manager



ERSAN PETROL SANAYII A.S.

By: /s/ OYMAN SAYER

Mr Oyman Sayer

Chairman of the Board



TRANSMEDITERRANEAN OIL COMPANY LTD

By:  /s/ OYMAN SAYER

Mr Oyman Sayer

Executive Vice-President and

General Manager



GUNEY YILDIZI PETROL URETIM SONDAJ MUTEAHHITLIK VE TICARET A.S

By: /s/ OYMAN SAYER

Mr Oyman Sayer

Chairman of the Board



MIDDLE EAST PETROLEUM SERVICES LTD.

By:  /s/ CEM SAYER

Mr Cem Sayer

Authorised Signatory

AVENUE ENERGY INC.

By:  /s/ JONATHAN HERZOG

Mr Jonathan Herzog

President



AVENUE GROUP INC.

By: /s/ JONATHAN HERZOG

Mr Jonathan Herzog

Executive Vice President

                                  ATTACHMENT A

                           KARAKILISE DRILLING PROGRAM



             [see attached Spudding Statement Form dated 05.06.2003]





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